UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
_________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  July 31, 2009
__________________________

WorldGate Communications, Inc.
(Exact Name of Registrant as Specified in its Charter)

__________________________

Delaware	000-25755	23-2866697
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

3190 Tremont Avenue
Trevose, Pennsylvania 19053
(Address of Principal Executive Offices) (Zip Code)

(215) 354-5100
(Registrant’s telephone number,
including area code)

(Former Name or Former Address, if Changed Since Last Report)
__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 31, 2009, WorldGate Communications, Inc. (the “Company”) entered into a letter agreement (the “Letter Agreement”) with George E. Daddis Jr., pursuant to which Mr. Daddis agreed to serve as Chief Executive Officer and President of the Company, effective August 3, 2009.

Pursuant to the Letter Agreement, the Company agreed (1) to pay Mr. Daddis $220,000 per year , (2) to grant Mr. Daddis an option to purchase 2,000,000 shares of common stock of the Company at an exercise price of $0.34 per share and which vests 25% per year beginning on July 31, 2010, and (3) to pay Mr. Daddis severance payments in the amount of six (6) months’ salary and benefits continuation should (i) the Company terminate his employment for any reason without Cause or (ii) Mr. Daddis terminates his employment with the Company for Good Reason, where

•
“Cause” means Mr. Daddis’s (i) willful or continued misconduct, breach of fiduciary duty or gross negligence in the performance (or failure thereof) of his duties; (ii) intentional failure or refusal to perform lawfully assigned duties consistent with his position; (iii) material breach of the Letter Agreement; or (iv) conviction of or entering a plea of nolo contendere to any felony or any crime (whether or not a felony) involving dishonesty or fraud.

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“Good Reason" means a termination of Mr. Daddis’s employment with the Company by Mr. Daddis because of (i) a material reduction in his base salary, (ii) a change in his title with the Company resulting in a material diminution in his duties, responsibilities or authority or (iii) a material breach of the Letter Agreement by the Company.

The Letter Agreement, appointment of Mr. Daddis as Chief Executive Officer and President of the Company and option to purchase 2,000,000 shares of common stock of the Company described above was approved by the Board of Directors and Compensation and Stock Option Committee of the Board of Directors on July 31, 2009.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 3, 2009, Robert Stevanovski resigned as the Company’s interim Chief Executive and President effective immediately.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.  Effective as of August 3, 2009, the Company’s Board of Directors appointed George E. Daddis Jr., age 46, as Chief Executive Officer and President of the Company.

Prior to joining the Company, Mr. Daddis provided consulting in entrepreneurial business strategy and product development from July 2008 through July 2009 for several high-tech firms in New York City and Rochester, New York developing business plans, investor presentations, product roadmaps, and channel development.  From October 2007 through July 2008, Mr. Daddis was President Allworx, Advanced Solutions Group of Allworx/PAETEC Corp., a national telephone services company headquartered in Rochester, New York.  From 2003 through October  2007, Mr. Daddis was Chief Executive Officer and founder of Allworx Corp., a national provider of small business voice-over-IP telephone systems.

A copy of the press release announcing this appointment is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1	Offer Letter, dated July 31, 2009, to George E. Daddis Jr.
99.1	Press release issued by the Company dated August 3, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDGATE COMMUNICATIONS, INC.

By:	/s/ Christopher V. Vitale
Name:	Christopher V. Vitale
Title:	General Counsel and Secretary

Dated: August 4, 2009

EXHIBIT INDEX

Exhibit No.	Description

10.1	Offer Letter, dated July 31, 2009, to George E. Daddis Jr.
99.1	Press release issued by the Company dated August 3, 2009